Exhibit 10.1
EXECUTION COPY
     THIS LEASE AGREEMENT (the “Lease”) made as of the 19th day of October, 2006, by and between BPVISALIA LLC, a Delaware limited liability company, having an office at c/o GE Commercial Finance Business Property Corporation, Suite 500, 10900 NE 4th Street, Bellevue, Washington 98004, Attn: Structured Real Estate (the “Landlord”), and JO-ANN STORES SUPPLY CHAIN MANAGEMENT, INC. an Ohio corporation, having its principal office at 5555 Darrow Road, Hudson, Ohio 44236 (“Tenant”).
     In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:
     1. Demise of Premises. Landlord hereby demises and lets to Tenant and Tenant hereby takes and leases from Landlord for the term and upon the provisions hereinafter specified the following described property (the “Leased Premises”): (i) the lot or parcel of land owned in fee by Landlord and described in Exhibit “A” attached hereto and made a part hereof, together with the easements, rights and appurtenances thereunto belonging or appertaining (the “Land”); (ii) the buildings, structures and other improvements on the Land (collectively, the “Improvements”); and (iii) the machinery and equipment owned by Landlord which is attached to the Improvements in such a manner as to become fixtures under applicable law, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease (collectively, the “Equipment”), excepting therefrom the Trade Fixtures.
     2. Certain Definitions.
          “Additional Rent” shall mean Additional Rent as defined in Paragraph 32.
          “Adjoining Property” shall mean all sidewalks, curbs, gores and vault spaces adjoining the Leased Premises.
          “Alteration” or “Alterations” shall mean any or all changes, additions (whether or not adjacent to or abutting any then existing buildings), expansions (whether or not adjacent to or abutting any then existing buildings), improvements, reconstructions, removals or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary.
          “Appraisal Election Notice” shall mean Appraisal Election Notice as defined in Exhibit B.
          “Basic Rent” shall mean Basic Rent as defined in Paragraph 6.
          “Basic Rent Payment Dates” shall mean the Basic Rent Payment Dates as defined in Paragraph 6.

          “Commencement Date” shall mean October 19, 2006.
          “Condemnation” shall mean a Taking and/or a Requisition.
          “Default Rate” shall mean the Default Rate as defined in Paragraph 19(b) (iv).
          “Electing Party” shall mean Electing Party as defined in Exhibit B.
          “Equipment” shall mean the Equipment as defined in Paragraph 1.
          “Event of Default” shall mean an Event of Default as defined in Paragraph 19(a).
          “Fair Market Rent” shall mean Fair Market Rent as defined in Exhibit B.
          “Guarantor” shall mean Jo-Ann Stores, Inc. or such replacement, substitute or other guarantor acceptable to Landlord in its sole discretion.
          “Guaranty” shall mean that certain corporate guaranty of this Lease given by Guarantor of even date herewith.
          “Impositions” shall mean the Impositions as defined in Paragraph 8.
          “Improvements” shall mean the Improvements as defined in Paragraph 1.
          “Insurance Requirement” or “Insurance Requirements” shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy, and whenever Tenant shall be engaged in making any Alteration or Alterations, repairs or construction work of any kind (collectively, “Work”), the term “Insurance Requirement” or “Insurance Requirements” shall be deemed to include a requirement that Tenant obtain or cause its contractor to obtain completed value builder’s risk insurance when the estimated cost of the Work in any one instance exceeds the sum of One Million ($1,000,000.00) Dollars and that Tenant or its contractor shall obtain worker’s compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Landlord.
          “Land” shall mean the Land as defined in Paragraph 1.
          “Law” shall mean any constitution, statute or rule of law.
          “Lease Year” shall mean the twelve calendar month period beginning on the Commencement Date and on each anniversary thereof throughout the Term.

          “Lease Year Commencement Date” shall mean the Commencement Date, if such date shall be on the first day of a calendar month, or, if the Commencement Date does not fall on the first day of a calendar month, then, “Lease Year Commencement Date” shall mean the first day of the first calendar month following that month in which the Commencement Date falls.
          “Leased Premises” shall mean the Leased Premises as defined in Paragraph 1.
          “Legal Requirement” or “Legal Requirements” shall mean, as the case may be, any one or more of all present and future Laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord or the Leased Premises) and all covenants, restrictions and conditions now of record, or of record in the future if created or filed by or with the consent of Tenant, which may be applicable to Tenant, Landlord (with respect to the Leased Premises) or to all or any part of or interest in Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Premises, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the “Americans with Disabilities Act”) or results in interference with the use or enjoyment of the Leased Premises or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.
          “Lender” shall mean an entity identified as such in writing to Tenant which makes a Loan to Landlord, secured by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and Note as a result of an assignment thereof.
          “Loan” shall mean a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.
          “Mortgage” shall mean a first priority mortgage, deed of trust or similar security instrument hereafter executed covering the Leased Premises, or any part thereof, from Landlord to Lender.
          “Net Award” shall mean the entire award payable to Landlord by reason of a Condemnation, less any reasonable expenses incurred by Landlord in collecting such award.
          “Net Proceeds” shall mean the entire proceeds of any insurance required under clauses (i), (iv) or (vii) of Paragraph 14 (a) plus any deductible or self-insured retentions of Tenant, less any actual and reasonable expenses incurred by Landlord in collecting such proceeds.

          “Non-electing Party” shall mean Non-electing Party as defined in Exhibit B.
          “Note” or “Notes” shall mean a Promissory Note or Notes hereafter executed from Landlord to Lender, which Note or Notes will be secured by a Mortgage and an assignment of leases and rents and such other documents as Lender may require.
          “Permitted Encumbrances” shall mean those covenants, restrictions, reservations, liens, conditions, agreements (including, without limitation, the Performance Agreement dated February 7, 2000, between Tenant and the City of Visalia, the “Performance Agreement”), encroachments, easements and other matters of title that affect the Leased Premises as of the date of Landlord’s acquisition thereof, excepting, however, any such matters arising from the acts of Landlord (such as liens arising as a result of judgments against Landlord).
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (including a business trust), non-incorporated organization or government or any agency or political subdivision thereof or any other entity.
          “Requisition” shall mean any temporary condemnation or confiscation of the use or occupancy of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.
          “Restoration” shall mean the Restoration as defined in Paragraph 13(c) (i).
          “State” shall mean the State or Commonwealth in which the Leased Premises is situated.
          “Taking” shall mean any permanent taking of the Leased Premises in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation.
          “Term” shall mean the Term as defined in Paragraph 5.
          “Termination Date” shall mean the Termination Date as defined in Paragraph 13(b).
          “Terrorism Laws” means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), the Foreign Terrorist Organizations Sanctions Regulations

(Title 31 Part 597 of the U.S. Code of Federal Regulations), and the Cuban Assets Control Regulations (Title 31 Part 515 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies, lists (including, without limitation, the Specially Designated Nationals and Blocked Persons List) and any other requirements of any governmental authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.
          “Trade Fixtures” shall mean all fixtures, equipment (including, without limitation, the conveyor belt system) and other items of personal property (whether or not attached to the Improvements) which are owned by Tenant and used in the operation of the business conducted on the Leased Premises.
     3. Title and Condition.
          (a) The Leased Premises are demised and let subject to (i) the Permitted Encumbrances, (ii) all Legal Requirements and Insurance Requirements, including any existing violation of any thereof, and (iii) the condition of the Leased Premises as of the commencement of the Term; without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.
          (b) LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF THE LEASED PREMISES, AND LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES “AS IS”, AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD’S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. Tenant acknowledges that the Leased Premises are of its selection and to its specifications and that the Leased Premises have been inspected by Tenant and are satisfactory to it. In the event of any defect or deficiency in any of the Leased Premises of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort). The provisions of this Paragraph 3 (b) have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to any of the Leased Premises, arising pursuant to the uniform commercial code or any other Law now or hereafter in effect or otherwise.
          (c) Tenant acknowledges and agrees that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found such title to be satisfactory for the purposes contemplated by this Lease.
          (d) Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant, all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the uniform commercial code (collectively, the “guaranties”). Such assignment shall remain in effect until the termination of this Lease. Landlord shall also retain the right to enforce any guaranties assigned in the name of Tenant upon the occurrence of an Event of Default. Landlord hereby agrees to execute and deliver at Tenant’s expense such further documents as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Paragraph 3 (d). Upon the termination of this Lease, the guaranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment Tenant shall execute and deliver promptly any certificate or other instrument which Landlord may request. Any monies collected by Tenant under any of the guaranties after the occurrence of and during the continuation of an Event of Default shall be held in trust by Tenant and promptly paid over to Landlord.
          (e) Landlord agrees to enter into, at Tenant’s expense, such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as desirable for operation of the Leased Premises or properties adjacent thereto (collectively, “Easements”) as reasonably requested by Tenant, subject to Lender’s and Landlord’s approval, not to be unreasonably withheld, conditioned or delayed; provided, however, that no such Easement shall result in any diminution in the value or utility of the Leased Premises for use as a central dsitribution facility and further provided that no such Easement shall render the use of the Leased Premises dependent upon any other property or condition the use of the Leased Premises upon the use of any other property, each of which Tenant shall certify to Landlord and Lender in writing delivered with Tenant’s request with respect to such Easement. Tenant’s request shall also include Tenant’s written undertaking acknowledging that Tenant shall remain liable hereunder as principal and not merely as a surety or guarantor notwithstanding the establishment of any Easement.
          (f) Tenant agrees that Tenant is obligated to and shall perform all obligations of the owner of the Leased Premises under and pay all expenses which the owner of the Leased Premises may be required to pay in accordance with the Performance Agreement, any reciprocal easement agreement or any other agreement or document of record now, or of record in the future if created or filed by or with the consent of Tenant, affecting the Leased Premises, herein referred to collectively as the “REA”, and that Tenant shall comply with all of the terms and conditions of the REA during the Term of this Lease. Tenant further covenants and agrees to indemnify, defend and hold harmless Landlord and Lender against any claim, loss or damage suffered by Landlord or Lender by reason of Tenant’s failure to perform any obligations or pay any expenses as required under any REA or comply with the terms and conditions of any REA as herein above provided during the Term of this Lease.
     4. Use of Leased Premises; Quiet Enjoyment.
          (a) Tenant may (subject to Paragraph 4(b)) use the Leased Premises as a distribution center or for any other lawful purpose so long as such other lawful purpose would not (i) have a material adverse effect on the value of the Leased Premises, (ii) materially increase (when compared to use as a distribution center) the likelihood that Tenant, Landlord or Lender would incur liability under any provisions of the Act referred to in Paragraph 26 of this Lease, or (iii) result in or give rise to any material environmental deterioration or degradation of the Leased Premises. In no event shall the Leased Premises be used for any purpose which shall violate any of the provisions of any Permitted Encumbrance or any covenants, restrictions or agreements now in existence or hereafter created by or consented to by Tenant applicable to the Leased Premises. Tenant agrees that with respect to the Permitted Encumbrances and any covenants, restrictions or agreements now existing or hereafter created by or consented to by Tenant, Tenant shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord.
          (b) Subject to Tenant’s rights under Paragraph 18 hereof, Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Subject to Tenant’s rights under Paragraph 18, Tenant shall not use, occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would (i) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Leased Premises, (ii) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, or (iii) cause any injury or damage to any of the Improvements unless pursuant to Alterations permitted under Paragraph 12 hereof.
          (c) Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants to do no act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises by Tenant.
     5. Term.
          (a) Subject to the provisions hereof Tenant shall have and hold the Leased Premises for an initial term commencing on the Lease Year Commencement Date and ending at midnight on the date immediately prior to the twentieth (20th) anniversary of the Lease Year Commencement Date (the “Expiration Date”) (such initial term, together with any Renewal Term, hereinafter defined, which comes into effect as hereinafter provided, is herein called the “Term”).
          (b) Provided this Lease shall not have been terminated pursuant to the provisions of Paragraphs 13(b) or 19 and no Event of Default (beyond any applicable cure period) has occurred and is continuing, this Lease and the Term shall be automatically extended for that number of renewal terms set forth on Exhibit “B”, each for that period set forth on Exhibit “B” (each, “Renewal Term”), upon the condition that Tenant may cancel any Renewal Term by giving notice (“Renewal Term Cancellation Notice”) to Landlord in writing at least twelve (12) months prior to the expiration of the then current Term. Upon the giving of a Renewal Term Cancellation Notice this Lease and the Term shall terminate and come to an end on the last day of the then current Term. Any Renewal Term shall be subject to all of the provisions of this Lease, and all such provisions shall continue in full force and effect, except that the Basic Rent for each Renewal Term shall be the amounts determined in accordance with the schedule set forth in Exhibit “B” attached hereto and made a part hereof. If Tenant shall timely give a Renewal Term Cancellation Notice, then all options with regard to subsequent Renewal Terms shall expire and be null and void.
     6. Rent.
          (a) Tenant shall pay to Landlord (or to Lender, if directed by Landlord), as minimum annual rent for the Leased Premises during the Term, the amounts set forth in Exhibit “B” attached hereto (“Basic Rent”), payable in advance commencing on the first day of the first month following the month in which the Commencement Date occurs (unless the Commencement Date is the first day of a month, in which case commencing on the Commencement Date) continuing on the first day of each calendar month thereafter during the Term (the said days being called the “Basic Rent Payment Dates”), and shall pay the same at Landlord’s address set forth below, or at such other place as Landlord from time to time may designate to Tenant in writing, in funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America and if required by Lender or Landlord by wire transfer in immediately available federal funds to such account in such bank as Lender or Landlord shall designate, from time to time. Upon request by Landlord, Tenant shall establish arrangements whereby payments of the Basic Rent and Additional Rent are transferred by Automated Clearing House Debit from an account established by Tenant at a United States bank or other financial institution to such account as Landlord may designate. Basic Rent shall be adjusted on certain anniversaries of the Lease Year Commencement Date, as set forth on Exhibit “B”. If the Commencement Date shall occur on a date other than the first day of a calendar month, then, Basic Rent for the period from and including the Commencement Date through and including the last day of the month in which the Commencement Date occurs shall be paid, in advance, on the date hereof, in an amount prorated by (i) dividing the monthly installment of Basic Rent due for the month in which the Commencement Date occurs by the number of days in such month, and (ii) multiplying such sum by the numbers of days remaining in such month from and after the Commencement Date.
          (b) Tenant shall pay and discharge before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, the following (“Additional Rent”), all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have the same rights, powers and remedies provided herein, by Law or otherwise as are available to Landlord in the event of nonpayment of Basic Rent.

          (c) If any installment of Basic Rent is not paid within ten days after written notice is given by Landlord or Lender (or Lender’s servicer or other designee of Lender) to Tenant that the same is overdue, Tenant shall pay to Landlord or Lender, as the case may be, on demand, as Additional Rent, a late charge equal to five percent (5%) (the “Late Charge”) on such overdue installment of Basic Rent. Tenant acknowledges and agrees that late payment of Basic Rent or Additional Rent by Tenant will cause Landlord to incur increased costs not contemplated by this Lease. The exact amount of such costs is extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. The assessment of the forgoing late charge represents a fair and reasonable estimate of certain costs which Landlord will incur by reason of a late payment by Tenant.
     7. Net Lease; Non-Terminability.
          (a) This is a net Lease and Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid, except as otherwise expressly set forth in this Lease, without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense.
          (b) Except as otherwise expressly provided in this Lease, this Lease shall not terminate and Tenant shall not have any right to terminate this Lease, during the Term. Except as otherwise expressly provided in this Lease, Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease; and except as otherwise expressly provided in this Lease, the obligations of Tenant under this Lease shall not be affected by any interference with Tenant’s use of any of the Leased Premises for any reason, including but not limited to the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of Tenant’s use of any of the Leased Premises, (iv) any eviction by paramount title or otherwise, (v) Tenant’s acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord under this Lease or under any other agreement, (vii) any latent or other defect in, or any theft or loss of any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment, (ix) any violation of Paragraph 4 (c) by Landlord, or (x) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, unless this Lease shall have been terminated pursuant to an express provision of this Lease. Notwithstanding anything contained in Paragraph 7(b)(ix) to the contrary, Tenant does not waive its right to sue Landlord for damages as a result of such violation.
          (c) Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under the Mortgage, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise.
          (d) This Lease is the absolute and unconditional obligation of Tenant. Tenant waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided in this Lease, and (iii) for any statutory lien or offset right against Landlord or its property.
     8. Payment of Impositions; Compliance with Legal Requirements and Insurance Requirements.
          (a) (i) Subject to the provisions of Paragraph 18 hereof relating to contests, Tenant shall, before interest or penalties are due thereon, pay and discharge (all of the following being herein collectively called the “Impositions”): all taxes of every kind and nature (including real, ad valorem, personal property, gross income, franchise, withholding, profits and gross receipts taxes) on or with respect to the Leased Premises, including but not limited to those arising out of or in connection with a re-assessment of the Premises as a result of a change of ownership of any portion of the Leased Premises (but excluding conveyance tax and fees as set forth below except in the event the change in ownership is the result of the exercise by Tenant of its Right of First Refusal) or in connection with ‘newly constructed’ improvements located on the Leased Premises; all charges and/or taxes for any easement or agreement maintained for the benefit of the Leased Premises; all general and special assessments, levies, permits, inspection and license fees on or with respect to the Leased Premises; all water and sewer rents and other utility charges on or with respect to the Leased Premises; all ground rents on or with respect to the Leased Premises; and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Leased Premises, prior to or during the Term, against Landlord, Tenant or any of the Leased Premises as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Leased Premises, or the Basic Rent or Additional Rent, including without limitation, any gross income tax, sales tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Basic Rent or Additional Rent. If received by Landlord, Landlord shall promptly deliver to Tenant any bill or invoice with respect to any Imposition.
               (ii) Nothing herein shall obligate Tenant to pay, and the term “Impositions” shall exclude, federal, state or local (A) transfer taxes as the result of a conveyance by (or suffered by) Landlord (except in the event that Tenant purchases the Leased Premises from Landlord), (B) franchise, capital stock or similar taxes if any, of Landlord, (C) income, gross income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net or gross income, or (D) any estate, inheritance, succession, gift, capital levy or similar taxes, unless the taxes referred to in clauses (B) and (C) above are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Leased Premises which, if such other tax or assessment were in effect at the commencement of the Term, would be payable by Tenant and then only to the extent of such substitution. In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments which accrue during the Term and which relate to the time period within the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord and to Lender, within twenty (20) days after Landlord’s written request therefor, copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority and receipts for payments of all Impositions made during each calendar year of the Term.
          (b) Subject to the provisions of Paragraph 18 hereof, Tenant shall promptly comply with and conform to all of the Legal Requirements and Insurance Requirements.
          (c) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax shall be deemed an Imposition, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Impositions shall also include any governmental or private assessments or the Leased Premises’ contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Impositions for the purposes of this Lease.
     9. Liens; Recording and Title.
          (a) Subject to the provisions of Paragraph 18 hereof, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any lien on the Leased Premises, on the Basic Rent, Additional Rent or on any other sums payable by Tenant under this Lease, other than the Mortgage, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Landlord or those claiming by, through or under Landlord (except Tenant). Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Premises through or under Tenant, and that no mechanics’ or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Leased Premises.
          (b) Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum of this Lease to be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of said recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.

          (c) Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Landlord in any of the Leased Premises.
          (d) Nothing in this Lease shall prohibit or limit Landlord’s right to sell (subject to Paragraph 33) or to mortgage the Leased Premises and to assign its rights under this Lease to a buyer or Lender.
     10. Indemnification.
          (a) Tenant agrees to defend, pay, protect, indemnify, save and hold harmless Landlord and Lender, and their officers, directors, shareholders, partners, beneficial owners, trustees, members, managers and employees, from and against any and all liabilities, losses, damages, penalties, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, arising from the Leased Premises or the use, non-use, occupancy, condition, design, construction, maintenance, repair or rebuilding of the Leased Premises, and any injury to or death of any person or persons or any loss of or damage to any property, real or personal, in any manner arising therefrom connected therewith or occurring thereon, whether or not such indemnified party has or should have knowledge or notice of the defect or conditions, if any, causing or contributing to said injury, death, loss, damage or other claim; except to the extent that any such liability, loss, damage, penalty, cost, expense, cause of action, suit, claim, demand or judgment is the result of the gross negligence of such indemnified party or the intentional wrongful act of such indemnified party (it being understood that Landlord shall not be deemed to be grossly negligent for failing to perform any act which, as between Landlord and Tenant, Tenant has covenanted to perform pursuant to this Lease). In case any action or proceeding is brought against any indemnified party by reason of any such claim against which Tenant has agreed to defend, pay, protect, indemnify, save and hold harmless pursuant to the preceding sentence, Tenant covenants upon notice from such indemnified party to resist or defend such indemnified party in such action, with the expenses of such defense paid by Tenant, and such indemnified party will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant.
          (b) The obligations of Tenant under this Paragraph 10 shall survive any expiration or termination of this Lease.
     11. Maintenance and Repair.
          (a) Except for any Alterations that Tenant is permitted to make pursuant to this Lease, Tenant shall at all times, including any Requisition period, put, keep and maintain the Leased Premises (including, without limitation, the roof, landscaping, walls, footings, foundations and structural components of the Leased Premises) and the Equipment in the same condition and order of repair as exists as of the date of this Lease, except for ordinary wear and tear and damage by insured casualty (if the Leased Premises are not restored), and shall promptly make all repairs and replacements of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with the Leased Premises in order to keep and maintain the Leased Premises in the order and condition required by this Paragraph 11(a). Tenant shall do or cause others to do all shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. Landlord shall not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives the right to make repairs at the expense of the Landlord, which right may be provided for in any Law now or hereafter in effect. Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or condemnation awards for Restoration pursuant to Paragraphs 13 (c) and 14 (g) of this Lease. Tenant shall, in all events, make all repairs for which it is responsible hereunder promptly, and all repairs shall be in a good, proper and workmanlike manner.
          (b) In the event that any Improvement shall violate any Legal Requirements or Insurance Requirements and as a result of such violation enforcement action is commenced against Tenant or with respect to the Leased Premises, then Tenant, shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Landlord, Tenant or both, or (ii) take such action as shall be necessary to remove such violation, including, if necessary, any Alteration. Any such repair or Alteration shall be made in conformity with the provisions of Paragraph 12.
          (c) If Tenant shall be in default under any of the provisions of this Paragraph 11 or Paragraph 26, Landlord may after thirty (30) days written notice given to Tenant and failure of Tenant to commence to cure during said period, but without notice in the event of an emergency, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant. In the event of an emergency Landlord shall notify Tenant of the situation by phone or other available communication. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, attorneys’ fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.
          (d) Tenant waives the right to make repairs at the Landlord’s expense under any Legal Requirement now or hereafter in effect, including, without limitation, under Sections 1941 and 1942 of the California Civil Code.
     12. Alterations.
          (a) Tenant shall not make any Alterations which would (after the completion thereof) impair the structural integrity of the Leased Premises or include the expansion or addition of any above-ground storage tanks in addition to those which presently exist on the Leased Premises, without Landlord’s prior written consent, which consent Landlord agrees not to unreasonably withhold, condition or delay. Tenant may make any other Alterations without the prior written consent of the Landlord provided such Alterations comply with all of the provisions of the following sentence.
          (b) In the event that Landlord gives its prior written consent to any Alterations, or if such consent is not required, Tenant agrees that in connection with any Alteration: (i) the fair market value of the Leased Premises shall not be lessened in any material respect after the completion of any such Alteration, or its structural integrity impaired; (ii) the Alteration and any Alteration theretofore made or thereafter to be made shall not in the aggregate reduce the gross floor area of the Improvements by more than ten percent (10%); (iii) all such Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements; (iv) all work done in connection with any such Alteration shall comply with all Insurance Requirements; (v) Tenant shall promptly pay all costs and expenses of any such Alteration, and shall (subject to the provisions of Paragraph 18 hereof) discharge all liens filed against any of the Leased Premises arising out of the same; (vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vii) all such Alterations shall be the property of Landlord and shall be subject to this Lease; and (viii) all Alterations shall be made in the case of any Alteration the estimated cost of which in any one instance exceeds One Million ($1,000,000) Dollars under the supervision of an architect or engineer and, in accordance with plans and specifications which shall be submitted to Landlord prior to the commencement of the Alterations.
     13. Condemnation.
          (a) Tenant, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Landlord thereof and Landlord shall be entitled to participate in any Condemnation proceeding. Landlord, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Tenant thereof and Tenant shall have the right to participate in such proceedings. Subject to the provisions of this Paragraph 13 and Paragraph 15, Tenant hereby irrevocably assigns to Lender or to Landlord, in that order, any award or payment in respect of any Condemnation of Landlord’s interest in the Leased Premises, except that (except as hereinafter provided) nothing in this Lease shall be deemed to assign to Landlord or Lender any award relating to the value of the leasehold interest created by this Lease or any award or payment on account of the Trade Fixtures, moving expenses and out-of-pocket expenses incidental to the move, if available, to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, it being agreed, however, that Tenant shall in no event be entitled to any payment that reduces the award to which Landlord is or would be entitled for the condemnation of Landlord’s interest in the Leased Premises. Notwithstanding the foregoing, Tenant shall not be entitled to any award or payment on account of Tenant’s leasehold interest under this Lease except in the event of a Condemnation described in Paragraph 13(b) and then only if and to the extent that Landlord receives an amount equal to or greater than the amount set forth on Exhibit “C” attached hereto and made a part hereof.
          (b) If (i) the entire Leased Premises or (ii) at least twenty percent (20%) of the applicable Land (for purposes of such calculation, applicable Land shall not include any portion of the approximately 24 acres of unimproved land lying East of the fenceline located East of the building; provided that if such unimproved land is later improved by Tenant in accordance with the terms hereof, then the portion thereof so improved will be included in “Land” for purposes of such calculation), or twenty percent (20%) of the building constructed on the Land, or the means of access for freight delivery located on the East side of the building, or any other means of ingress, egress or access to the Leased Premises to the extent that no other method of ingress, egress or access to and from the Leased Premises remains is taken, the loss of which even after Restoration would, in Tenant’s reasonable business judgment, be substantially and materially adverse to the business operations of Tenant at the Leased Premises, shall be subject of a Taking by a duly constituted authority or agency having jurisdiction, then Tenant shall, not later than ninety (90) days after a Taking has occurred, serve notice (“Tenant’s Termination Notice”) upon Landlord of Tenant’s intention to terminate this Lease on any Basic Rent Payment Date specified in such Tenant’s Termination Notice, which date (the “Termination Date”) shall be no sooner than the first Basic Rent Payment Date occurring at least thirty (30) days after the date of such Tenant’s Termination Notice. Provided the Tenant pays all Basic Rent and Additional Rent accruing through the proposed Termination Date (and Tenant remains obligated, following termination, to pay all items of Additional Rent for which billings are first received after the date of termination), that Impositions are pro-rated between Landlord and Tenant as of the proposed Termination Date, the Lease shall terminate on the Termination Date.
          (c) (i) In the event of a Condemnation of any part of the Leased Premises which does not result in a Termination of this Lease, subject to the requirements of Paragraph 15, the Net Award of such Condemnation shall belong to the Tenant but shall be held initially by Landlord for the benefit of Tenant to fund the Restoration of the Premises; and promptly after such Condemnation, Tenant shall commence and diligently continue to restore the Leased Premises as nearly as possible to its value, condition and character immediately prior to such Condemnation, in accordance with the provisions of this Lease, including but not limited to the provisions of Paragraphs 11(a), 12 and 15 (such restoration following a Condemnation and restoration following a casualty is, as the context shall require, herein called a “Restoration”).
               (ii) Upon the payment to Landlord of the Net Award of a Taking which falls within the provisions of this Paragraph 13(c), Landlord and Lender shall, to the extent received, make that portion of the Net Award equal to the cost of Restoration (the “Restoration Award”) available to Tenant for Restoration, in accordance with the provisions of Paragraph 15, and promptly after completion of the Restoration, the balance of the Net Award shall be paid to Tenant. Tenant shall restore the Leased Premises in good and workmanlike manner using materials of equal or better quality as those being replaced. All Basic Rent, Additional Rent and other sums payable hereunder shall continue unabated and unreduced.
               (iii) In the event of a Requisition of the Leased Premises, Landlord shall apply the Net Award of such Requisition, to the extent available, to the installments of Basic Rent, Additional Rent or other sums payable by Tenant hereunder thereafter payable and Tenant shall pay any balance remaining thereafter. Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Tenant on account of the Basic Rent and Additional Rent shall be retained by Landlord.
          (d) Except with respect to an award or payment to which Tenant is entitled pursuant to the provisions of Paragraph 13 (a), 13 (b) and 13 (c), no agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by either

Landlord or Tenant without the written consent of the other, and of Lender, if the Leased Premises is then subject to a Mortgage, which consent of Landlord and Tenant shall not be unreasonably withheld, conditioned or delayed.
          (e) The terms and provisions of this Paragraph 13 are intended to provide for all rights and obligations of the parties to this Lease in the event of the acquisition of all or a portion of the Leased Premises for public use as contemplated by Section 1265.160 of the California Code of Civil Procedure.
     14. Insurance.
          (a) Tenant shall maintain at its sole cost and expense the following insurance on the Leased Premises:
          (i) “All-risk” of physical damage coverage insurance, including earthquake damage coverage, covering the building, Improvements and betterments and Equipment on a replacement cost basis. Such coverage as provided will not be subject to coinsurance and will include a full “replacement cost” endorsement together with appropriate “demolition and increased costs of construction” endorsements and a waiver of subrogation endorsement. Tenant shall be responsible for determining the applicability of “demolition and increased costs of construction” endorsements. If Tenant elects to provide blanket “all-risk” coverage over locations in addition to the Premises, Landlord reserves the right to require a specific endorsement or endorsements from the insurance companies affording such coverage evidencing coverage over the Premises in a sufficient amount to provide recovery on a replacement cost basis. Tenant’s coverage may provide for reasonable self-insured retentions or deductibles not to exceed $1,000,000.00 so long as no Event of Default under Section 19(a)(i) hereof shall have occurred and be continuing hereunder; provided, however, in the event that Guarantor’s tangible net worth is less than $100,000,000 and Tenant desires to maintain a deductible or self-insured retention of not more than $500,000, Landlord may require Tenant to maintain a deductible or self-insured retention not greater than $250,000 in which event Landlord will reimburse Tenant for the difference in Tenant’s insurance premium resulting from such requirement but in no event shall such reimbursable amount exceed $12,000 annually. Further, in the event that Guarantor’s tangible net worth is less than $100,000,000 and Tenant desires to maintain a deductible or self-insured retention of more than $500,000 but less than $1,000,000, Landlord may require Tenant to maintain a deductible or self-insured retention of not more than $250,000 in which event Landlord will reimburse Tenant for the difference in Tenant’s insurance premium resulting from such requirement but in no event shall such reimbursable amount exceed $15,000 annually.
          (ii) Commercial general liability insurance for the benefit of Landlord, Tenant and the Lender, fully protecting Landlord, Tenant and the Lender in respect of personal injuries and death to persons and property damage, with a combined single limit of not less than $5,000,000 per occurrence for personal injuries and death to persons and property damage. In the event Tenant maintains blanket liability coverage, the total limits of liability required hereunder must be available to the Premises. Tenant’s coverage may provide for reasonable self-insured retentions or deductibles not to exceed $1,000,000.00 so long as (i) no Event of Default under Section 19(a)(i) hereof shall have occurred and be continuing hereunder.
          (iii) Business interruption/loss of rents insurance covering all risks for the benefit of Landlord, Tenant and, if Landlord so directs, for the benefit of the Lender, as their interests may appear, covering risk of loss during the lesser of the first 12 months of reconstruction or the actual reconstruction period necessitated by the occurrence of any of the covered hazards, in such amounts as may be customary for comparable properties in the area and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer. Tenant’s obligation for payment of rent shall be reduced dollar for dollar by the amount of rent insurance received by Landlord or Lender.
          (iv) Boiler and machinery coverage covering loss or damage, on a replacement cost basis, from explosion of any steam and pressure boilers, hot water heaters, and similar apparatus located in, on or about the Premises with limits of not less than the replacement cost of the Improvements.
          (v) Flood (if the Premises is located in whole or in part within any flood plain area as designated by any department or agency of the United States Government having jurisdiction) and in such amounts as may be customary for comparable properties in the area, provided the same is available at rates which are economically practical in relation to the risks covered, as determined by Tenant and reasonably approved by Landlord.
          (vi) Workers’ compensation insurance coverage for all persons employed by Tenant on the Premises with statutory limits and otherwise with limits of and provisions in accordance with the requirements of applicable local, state and federal law, which shall include insurance against Occupational Disease and Voluntary Compensation Insurance, together with Employer’s Liability Insurance with a limit of not less than $1,000,000 per occurrence.
          (vii) If necessary, during the course of any construction or reconstruction in connection with any addition, renovation or any Casualty or Condemnation, “builder’s risk” coverage for the Premises written on an “all risk” basis with privilege granted to occupy in an amount not less than the full amount of the construction or reconstruction cost, during the period of any Major Alteration, which shall include the value of building materials on the Premises, covering loss or damage by fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft vehicles, smoke, earthquakes, vandalism and malicious mischief, and flood insurance (if the Premises is in a flood hazard area), and such other hazards as may be included in broad form of extended coverage from time to time available.

          (viii) Without limiting the generality of the foregoing, during the Lease Term, Tenant shall, at Tenant’s sole cost and expense, secure and keep the insurance coverages as required in Exhibit D hereto in full force and effect; subject to Tenant’s right to self-insure in subsection (b) below..
          (b) In addition to the self-insured retention, exclusions and deductibles permitted under Paragraphs 14(a)(i) and (ii), during such time as (i) no Event of Default is outstanding hereunder, and (ii) the tangible net worth of Tenant or Guarantor shall be not less than One Hundred Million Dollars ($100,000,000.00) as determined in accordance with generally accepted accounting principles consistently applied, Tenant may self-insure all or any portion of the coverage referred to in Paragraph 14 (a) (i), (ii), (iii) and (iv) , provided that the self insurance program of this section (b) does not violate any Legal Requirements.
          (c) Tenant shall not violate or permit to be violated any of the conditions or provisions of any of the insurance policies, and Tenant shall so perform and satisfy the requirements of the companies writing such policies. Tenant further agrees to reasonably cooperate with Landlord as and when requested to comply with loss prevention programs.
          (d) Tenant shall also provide such other forms of insurance and/or the foregoing insurance in such additional amounts as are customarily furnished by tenants under comparable leases in the case of property similar in use to the Premises and located in an area in which the Premises is situated provided the same is available at rates which are commercially practical in relation to the risk covered.
          (e) All insurance policies maintained by Tenant pursuant to this Lease shall name Tenant as insured, and Landlord and the Lender as additional insureds and shall provide (a) that losses shall be payable notwithstanding any act or negligence of Tenant and (b) that no cancellation or material alteration in the terms and conditions of coverage thereof shall be effective until at least 30 days after written notice thereof, is given to Landlord and to the Lender.
          (f) All policies of insurance procured by Tenant shall be issued by insurance companies licensed to do business in the State in which the Leased Premises are located. Notwithstanding the foregoing, such insurance companies may instead only be eligible under a Surplus Lines license. All policies shall be in a form and with companies reasonably acceptable to Landlord and may be part of blanket coverage relating to various properties operated by Tenant.
     Insurance proceeds which are payable to Tenant alone in accordance with the provisions of this Lease shall be held by Tenant and used solely by Tenant to pay for the cost of making repairs, alterations and improvements to the Leased Premises and doing such work as may be necessary to protect the Leased Premises against further damage and for no other purpose. If the proceeds of insurance payable to Tenant alone under this Lease shall exceed such costs after completion of the Restoration, the balance shall be paid to Tenant.

          (g) In the event of any casualty loss relating to the Leased Premises exceeding One Million Dollars ($1,000,000), Tenant shall give Landlord immediate notice thereof. Tenant shall adjust, collect and compromise any and all claims, with the consent of Lender and Landlord, not to be unreasonably withheld, conditioned or delayed, and Landlord and Lender shall have the right to join with Tenant therein. If the estimated cost of Restoration or repair shall be One Million Dollars ( $1,000,000.00) or less, all proceeds of any insurance required under clauses (i), (iv) and (vii)of Paragraph 14(a) shall be payable to Tenant, provided that Tenant or Guarantor at such time shall have a tangible net worth of not less than One Hundred Million Dollars ($100,000,000.00) as determined in accordance with generally accepted accounting principles, consistently applied, and in all other events to a Trustee which shall be a federally insured bank or other financial institution, selected by Landlord and Tenant and reasonably satisfactory to Lender (the “Trustee”). If the Leased Premises shall be covered by a Mortgage, Lender, if it so desires, shall be the Trustee. Each insurer is hereby authorized and directed to make payment under said policies directly to such Trustee instead of to Landlord and Tenant jointly; and Tenant and Landlord each hereby appoints such Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease after approval by Tenant of such Trustee, if Trustee is other than Lender. In the event of any casualty (whether or not insured against) resulting in damage to the Leased Premises or any part thereof, Basic Rent and Additional Rent shall not abate. The Net Proceeds of such insurance payment shall be retained by the Trustee and, promptly after such casualty, Tenant, as required in Paragraphs 11 (a) and 12, shall commence and diligently continue to perform the Restoration to the Leased Premises. Upon payment to the Trustee of such Net Proceeds, the Trustee shall, to the extent available, make the Net Proceeds available to Tenant for Restoration, in accordance with the provisions of Paragraph 15. Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, promptly repair or replace the Improvements and Equipment in accordance with the provisions of Paragraph 11(a) and the Net Proceeds of such loss shall thereupon be payable to Tenant, subject to the provisions of Paragraph 15 hereof. In the event that any damage or destruction shall occur at such time as Tenant shall not have maintained third-party insurance in accordance with Paragraph 14(a)(i), (iv) and (vii), Tenant shall pay to the Trustee the amount of the proceeds that would have been payable had such insurance program been in effect (the “Tenant Insurance Payment”). In all cases in which the Net Proceeds and/or the Tenant Insurance Payment are required to be paid to a Trustee hereunder, if the estimated cost of the Restoration, as reasonably determined by Landlord, exceeds the amount paid to the Trustee (whether as a result of deductibles, self insurance or for any other reason whatsoever), then in accordance with Paragraph 15(h), Tenant shall pay to the Trustee the amount of such excess.
          (h) Upon the execution of this Lease, Tenant shall deliver to Landlord and to the Lender evidence of insurance coverage as to the policies required by this Lease evidencing compliance with the terms of this Lease and bearing evidence of payment of all premiums therefor. Thereafter, as to policy renewals, Tenant will provide Landlord and the Lender with certificates or assurances of continued coverage within two (2) days after the expiration of such policies. Tenant shall immediately certify to Landlord in writing that no lapse in insurance coverage has occurred.
          (i) If the memoranda of policies or certificates or evidence of payment of the premiums thereon shall not be so delivered to Landlord as required herein, or if Landlord learns of any cancellation of any policy required hereunder, Landlord may procure and/or pay for any such insurance for Landlord’s benefit only and not for the benefit of Tenant, with or without notice to Tenant. The amount so paid by Landlord with interest thereon from the date of payment shall become due and payable by Tenant as Additional Rent with the next or any subsequent installment of Basic Rent which shall become due after such payment by Landlord; it being expressly covenanted that payment by Landlord of any such premium shall not be deemed to waive or release the default in the payment thereof by Tenant, or the right of Landlord to take such action as may be permissible hereunder as in the case of default in the payment of Basic Rent.
          (j) Except as provided in subsection (k) below, the provisions of Section 1932 and Section 1933 of the Civil Code of the State of California, including amendments thereto and any other law which may hereafter be in force during the term of this Lease, which authorizes the termination of the Lease upon partial or complete destruction of the Leased Premises, are hereby waived by Tenant.
          (k) If in the last two (2) years of any Term of this Lease the Leased Premises are damaged such that the cost of Restoration is in excess of twenty-five percent (25%) of its then fair market value or even after Restoration, in Tenant’s reasonable business judgment, be substantially and materially adverse to the business operations of Tenant at the Leased Premises, then Tenant may terminate this Lease.
     15. Restoration. Net Proceeds, Restoration Award and Tenant Insurance Payment (the aggregate of which being herein defined as the “Restoration Fund”) shall be disbursed by the Trustee in accordance with the following conditions: (a) If the cost of Restoration will exceed $1,000,000, prior to commencement of the Restoration the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; and which approval shall be granted to the extent that the plans and specifications depict a Restoration which complies with all Laws and is substantially similar to the Improvements and Equipment which existed prior to the occurrence of the casualty or Taking, whichever is applicable and which approval will be conclusively deemed granted if Landlord fails, within fifteen (15) business days following Landlord’s receipt of Tenant’s request (accompanied by copies of the plans and specifications for such Restoration) to grant or to reasonably withhold (with reasons stated) such approval.
          (b) At the time of any disbursement, no Event of Default shall exist and no mechanics’ or materialmen’s liens shall have been filed and remain undischarged or unbonded.
          (c) Disbursements shall be made from time to time in an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects’ certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (2) partial releases of liens and/or partial waiver of lien as local law and custom may dictate, and (3) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics’ lien claims.
          (d) Each request for disbursement shall be accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work or expense and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.
          (e) The Trustee may retain ten percent (10%) of the Restoration Fund until the Restoration is at least fifty percent (50%) complete, and thereafter five percent (5%) until the Restoration is substantially complete.
          (f) The Restoration Fund shall be kept in a separate interest-bearing federally insured account by the Trustee or by Lender.
          (g) At all times the undisbursed balance of the Restoration Fund held by Trustee plus any funds contributed thereto by Tenant, shall be not less than the cost of completing the Restoration, free and clear of all liens.
          (h) In addition, prior to commencement of Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by Landlord, exceeds the amount of the Net Proceeds, the Restoration Award and Tenant Insurance Payment available for such Restoration, the amount of such excess shall be paid by Tenant to the Trustee to be added to the Restoration Fund. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration shall be paid to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of Restoration, the Net Proceeds or the Restoration Award shall be deemed to be disbursed prior to any amount added by Tenant.
     All work performed and improvements made by or on behalf of Tenant hereunder shall be of equal or better quality as the improvements that existed prior to any such casualty, condemnation or Alteration.
     16. Subordination to Financing.
     (a) (i) Subject to the provisions of Paragraph 16 (a)(ii), Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any Mortgage, and Tenant agrees, upon demand, without cost, to execute instruments as may be reasonably required to further effectuate or confirm such subordination, provided that the holder of such Mortgage, Landlord and Tenant shall have entered into a subordination, non-disturbance and attornment agreement which shall provide to Tenant the benefits described in Paragraph 16(a)(ii).
     (ii) Except as expressly provided in this Lease by reason of the occurrence of an Event of Default, Tenant’s tenancy and Tenant’s rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by any default under any Mortgage, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease (from and after the date such purchaser takes fee ownership of the Leased Premises) and any Renewal Term, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by Law. Notwithstanding the provisions of any Mortgage, during the time this Lease is in force insurance proceeds and Restoration Award shall be permitted to be used for Restoration in accordance with the provisions of this Lease. Notwithstanding an Event of Default, but provided no event of default has occurred under the Qualified Sublease, the provisions of this Paragraph 16 (a) shall continue to apply for the benefit of any Qualified Subtenant referred to in Paragraph 17 herein.
          (b) Notwithstanding the provisions of Paragraph 16(a), the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect, provided that such holder shall have agreed that during the time this Lease is in force insurance proceeds and Restoration Award shall be permitted to be used for restoration in accordance with the provisions of this Lease.
          (c) At any time prior to the expiration of the Term, Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to Paragraph 16 (a) above, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Paragraph 16(c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.
          (d) Each of Tenant and Lender, however, upon demand of the other, hereby agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of Paragraphs 16(a) and 16(c), reasonably satisfactory to the requesting party acknowledging such subordination, non-disturbance and attornment as are provided in such subsections and setting forth the terms and conditions of its tenancy.
          (e) Each of Tenant and Landlord agrees that, if requested by the other, each shall, without charge, enter into a Subordination, Non-Disturbance and Attornment Agreement in form and substance substantially as provided in Exhibit E hereto.
     17. Assignment, Subleasing.
          (a) Except as set forth herein, Tenant may assign its interest in this Lease and may sublet the Leased Premises in whole or in part, from time to time, with prior written notice to Landlord but without the consent of Landlord; provided, however, in no event may Tenant assign this Lease or sublease any portion of the Leased Premises to any Person whose property or interests are subject to being blocked under any Terrorism Laws and/or who is in violation of any Terrorism Laws, and any such assignment or subletting shall not be effective until the assignee or sublessee has provided written certification to Landlord that (A) neither such assignee or sublessee nor any Person who owns directly or indirectly any interest in such assignee or sublessee is a Person whose property or interests are subject to being blocked under any of the Terrorism Laws or is otherwise in violation of any Terrorism Laws, and (B) such assignee or sublessee has taken reasonable measures to assure that no Person who owns directly or indirectly any interest in such assignee or sublessee is a Person whose property or interests are subject to being blocked under any of the Terrorism Laws or is otherwise in violation of the Terrorism Laws; provided, however, the covenant contained in this sentence shall not apply to any Person to the extent that such Person’s interest is in or through a U.S. publicly traded entity.
          (b) Each sublease of the Leased Premises or any part thereof shall be subject and subordinate to the provisions of this Lease. No assignment or sublease shall affect or reduce any of the obligations of the assigning Tenant hereunder or of any guarantor of the assigning Tenant’s obligations hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made and the assigning Tenant and any assignee shall be jointly and severally liable for all obligations of Tenant pursuant to this Lease. Notwithstanding any assignment or subletting Tenant shall continue to remain liable and responsible for the payment of the Basic Rent and Additional Rent and the payment and performance of all its other obligations under this Lease; provided, however, if the assignee of Tenant’s interest has an investment grade rating by Standard & Poor’s of not less than BBB- or an investment grade rating by Moody’s of not less than Baa3 (but in no event less than the related Standard & Poor’s or Moody’s rating of Tenant or of Guarantor at the time), or equivalent rating of any other nationally recognized statistical rating organization and is not on credit watch for downgrade, then, Tenant and any guarantor of Tenant’s hereunder shall be released from all liability and obligation under this Lease arising from and after the date of assignment upon delivery to Landlord of a validly authorized and executed, enforceable Instrument of Assumption described below in this Paragraph. No assignment or sublease shall impose any obligations on Landlord under this Lease except as otherwise provided in this Lease. Tenant agrees that in the case of an assignment of the Lease, Tenant shall, within thirty (30) days prior the scheduled commencement date of any such assignment, deliver to Landlord (i) a copy of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment. In the case of a sublease, Tenant shall, within thirty (30) days prior to the scheduled commencement date of such sublease, deliver to Landlord a copy of such sublease. The failure by Tenant to provide such prior written notice to Landlord shall not have the effect of voiding such sublease or assignment.
          (c) Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default.
          (d) (i) Landlord agrees for itself, its successors and assigns, promptly upon Tenant’s request, to enter into a nondisturbance and attornment agreement with any Qualified Subtenant, as defined below, upon the terms described below, pursuant to which Landlord shall agree, for so long as such Qualified Subtenant is not in default beyond all applicable periods of notice and cure under its Qualified Sublease, as defined below, that the Qualified Sublease shall not be terminated as a result of any termination of this Lease and such Qualified Subtenant’s use and occupancy of the Leased Premises shall not be disturbed by

Landlord, and pursuant to which such Qualified Subtenant shall agree to attorn to Landlord or its successor as landlord under the Qualified Sublease upon any termination of this Lease. Said agreement shall further provide that nothing therein contained shall impose any obligation on the Landlord or the Lender to (A) return or apply any security deposit under such Qualified Sublease, unless such security deposit shall be transferred and turned over to the Landlord or Lender or their or either of their successors, (B) expend any sums to make any installations or alterations provided to be made by the landlord under said Qualified Sublease or reimburse the tenant under said Qualified Sublease for any installations or alterations made by it, (C) be liable for any act or omission of Tenant as sublandlord (or any successor to Tenant as sublandlord) or be subject to any offsets or defense which such Qualified Subtenant might have against Tenant as sublandlord (or any successor to Tenant as sublandlord), (D) be bound by any rent or additional rent which such Qualified Subtenant might have paid for more than the current month to any prior landlord, or (E) be bound by any amendment or modification of the Qualified Sublease made without the prior written consent of Landlord.
               (ii) Any subtenant under a Qualified Sublease, as defined below, is a “Qualified Subtenant.” A “Qualified Sublease” shall be any sublease of no less than 300,000 square feet of the Leased Premises, pursuant to which the subtenant thereunder had, (A) at the time such sublease was entered into, a Standard & Poor’s investment grade rating of BBB-, or higher or a Moody’s investment grade rating of Baa3, or higher (or equivalent rating of any other nationally recognized statistical rating organization) and was not on credit watch and such entity is of no lesser financial quality than the Tenant at the time of such sublease or (B) in the event such subtenant does not have a public rating, then such subtenant shall be required to have a “Shadow Rating”, if publicly available, or in the alternative an equivalent “NAIC Rating” equal to a Standard & Poor’s investment grade rating of BBB-, or higher or a Moody’s investment grade rating of Baa3, or higher (or equivalent rating of any other nationally recognized statistical rating organization) or have a financial condition equal to or better than any publicly traded company with an equivalent investment grade rating in the same industry or sector; such sublease to be on the identical terms and conditions of this Lease (except the Basic Rent or Additional Rent (or both) may be higher and the Qualified Subtenant shall not have a right of first refusal under Section 33 hereof), and for a term not to exceed the Term of this Lease, and with the Qualified Subtenant not to have any rights or options in addition to those provided to Tenant under this Lease (and if any such Qualified Sublease shall include all or part of any Renewal Term or Renewal Terms, then Tenant shall be conclusively deemed to have irrevocably waived the right to issue a Renewal Term Cancellation Notice as to such Renewal Term or Renewal Terms, which waiver Tenant will confirm in writing to Landlord if requested to do so, except that if thereafter such Qualified Sublease shall terminate prior to its original term and on or before the last day as of which Tenant would otherwise be entitled to issue a Renewal Term Cancellation Notice as to any Renewal Term originally included within the term of such Qualified Sublease, then Tenant’s right to issue a Renewal Term Cancellation Notice as to such Renewal Term and all subsequent Renewal Terms originally falling within the term of such Qualified Sublease shall be reinstated in accordance with the terms of this Lease).
          (e) (i) Landlord agrees for itself, its successors and assigns, promptly upon Tenant’s request, to enter into an agreement with any Qualified Assignee, as defined below, pursuant to which Landlord shall agree, for so long as such Qualified Assignee is not in default of its obligations under this Lease, that no defaults or Event of Default shall be deemed to have occurred under this Lease by reason of the occurrence of one or more of the events designated in Paragraphs 19(a)(iii), (iv), (v) or (vi) with respect to any party who was a Tenant under this Lease prior to the date of the assignment of this Lease to the Qualified Assignee.
               (ii) A “Qualified Assignee” shall be any assignee of the Tenant’s rights, title and interest under this Lease which, at the time of the assignment to it, had a Standard & Poor’s investment grade rating of BBB-, or higher, or a Moody’s investment grade rating of Baa3, or higher, (or equivalent rating of any other nationally recognized statistical rating organization) and is not on credit watch.
     18. Permitted Contests.
          (a) After prior written notice to Landlord, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement, (iii) discharge or remove any lien referred to in Paragraphs 9 or 12, or (iv) take any action with respect to any violation referred to in Paragraph 11(b) so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord’s liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or lien so contested, (B) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such violation, (C) any interference with the use or occupancy of any of the Leased Premises, (D) any interference with the payment of any Basic Rent or any Additional Rent, and (E) the cancellation of any fire or other insurance policy. Nothing herein shall permit Tenant to operate in non-compliance with any Law.
          (b) In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, lien, or violation, referred to above in such manner that exposes Landlord or Lender to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and Lender or (iii) defeasance of its interest in the Leased Premises.
          (c) Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay and save Lender and Landlord harmless against any and all losses, judgments, decrees and costs (including all attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.
     19. Conditional Limitations; Default Provisions.
          (a) Events of Default. Tenant shall be in default under this Lease if any one or more of the following events (referred to herein as “Events of Default” or “Event of Default”) shall occur:

               (i) if default shall be made in the procurement or maintenance of any insurance required under this Lease; or
               (ii) if default shall be made in the payment when due of any Basic Rent or Additional Rent and such default shall continue for ten days after Landlord gives Tenant written notice of such nonpayment; or
               (iii) if default shall be made in the payment of any other sum payable under this Lease and such default shall continue for 15 days after Landlord gives Tenant written notice of nonpayment; or
               (iv) if default shall be made by Tenant in the performance of or compliance with any of the terms of this Lease other than those referred to in any of the other subparagraphs in this Paragraph, and such default shall continue for a period of 60 days after Landlord gives Tenant written notice thereof (but Tenant will not be deemed to be in default if Tenant commences to remedy the default within the 60-day period and proceeds to cure with due diligence; provided, however, in no event shall such cure period be extended to more than 120 days after Landlord gives Tenant written notice of the default); or
               (v) if Tenant or any guarantor of Tenant’s obligations under this Lease (each, if any, a “Guarantor”) shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition or readjustment, or similar relief for itself under any present or future federal, state or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of itself or of all or any substantial part of its or of the property, or shall take any general assignment for the benefit of creditors or shall admit in writing its inability to pay debts generally as they become due; or
               (vi) if a petition shall be filed against Tenant or any Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, law or regulation, and shall remain undismissed or unstayed for a period of 60 days, or if in connection with any such event any trustee, receiver or liquidator of Tenant or such Guarantor, or of all or any substantial part of any of its property, shall be appointed without its consent or acquiescence and such appointment shall remain unvacated or unstayed for a period of 30 days; or
               (vii) any Guarantor shall fail to perform such Guarantor’s obligations under such Guaranty; or
               (viii) if this Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person except in a manner expressly permitted herein.
     All of the time periods set forth in this Paragraph 19(a) shall be in lieu of and not in addition to the notice required by California Code of Civil Procedure Section 1161.

          (b) If any Event of Default shall have occurred, Landlord shall have the right at its option, then or at any time thereafter, to do any one or more of the following without demand upon or notice to Tenant:
               (i) Landlord may give Tenant notice (following the occurrence of an Event of Default) of Landlord’s intention to terminate this Lease on a date specified in such notice (which date shall be no sooner than thirty (30) days after the date of the notice). Upon the date therein specified, unless the Event of Default for which the termination is effected has been cured by Tenant, the Term and the estate hereby granted and all rights of Tenant hereunder shall expire and terminate as if such date were the date herein above fixed for the expiration of the Term, but Tenant shall remain liable for all its obligations hereunder through the date herein above fixed for the expiration of the Term, including its liability for Basic Rent and Additional Rent as hereinafter provided.
               (ii) Landlord may, whether or not the Term of this Lease shall have been terminated pursuant to clause (i) above give Tenant notice (following the occurrence of an Event of Default) to surrender the Leased Premises to Landlord on a date specified in such notice (which date shall be no sooner than thirty (30) days after the date of the notice), at which time Tenant shall surrender and deliver possession of the Leased Premises to Landlord unless the Event of Default for which the termination is effected has been cured by Tenant. Upon or at any time after taking possession of the Leased Premises, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.
               (iii) After repossession of any of the Leased Premises pursuant to clause (ii) above, whether or not this Lease shall have been terminated pursuant to clause (i) above, Landlord may relet the Leased Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its reasonable discretion, may determine; and Landlord shall collect and receive any rents payable by reason of such reletting. The rents received on such reletting shall be applied (A) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Leased Premises, reasonable and actual attorneys’ fees and any reasonable and actual real estate commissions paid, and (B) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder. Landlord’s re-entry and reletting of the Leased Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth above. Landlord may make such Alterations as Landlord in its reasonable discretion may deem advisable. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession, in performing Alterations and in reletting any of the Leased Premises, including fees and commissions of attorneys, architects, agents and brokers.

               (iv) If Tenant shall fail to make payment of any installment of Basic Rent or any Additional Rent within the time frames provided after written notice is given by Landlord or Lender (or Lender’s servicer or other designee of Lender) to Tenant that the same is overdue, Tenant shall pay to Landlord, a sum equal to the lesser of 12% or the highest rate allowed by law, of the amount unpaid (the “Default Rate”) computed from the date such payment of Basic Rent or Additional Rent was due to and including the date of payment.
               (v) Landlord may exercise any other right or remedy now or hereafter existing by law or in equity, including, without limitation, the remedies provided for in California Civil Code Section 1951.4, which provides, in effect, that a lessor may continue a lease in effect after the lessee’s breach and abandonment and may recover rent as it becomes due, if the lessee has the right to sublet or assign, subject only to reasonable limitations.
               (vi) In the event of any expiration or termination of this Lease or repossession of any of the Leased Premises by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord Basic Rent, Additional Rent and all other sums required to be paid by Tenant to and including the date of such expiration, termination or repossession and, thereafter, Tenant shall, until the end of what would have been the Term (without giving effect to any future Renewal Term) in the absence of such expiration, termination or repossession, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for and shall pay to Landlord as liquidated and agreed current damages: (i) Basic Rent, Additional Rent and all other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting pursuant to Paragraph 19(b) (iii), after deducting from such proceeds all of Landlord’s reasonable expenses in connection with such reletting (including, without limitation, all reasonable repossession costs, brokerage commissions, legal expenses, attorneys’ fees, employees’ expenses, costs of Alteration and expenses of preparation for reletting); together with interest thereon at the Default Rate until paid. Tenant hereby agrees to be and remain liable for all sums aforesaid and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default.
               (vii) Upon occurrence of an Event of Default, Landlord may give Tenant notice of Landlord’s intention to terminate this Lease on a date specified in such notice (which date shall be no sooner than thirty (30) days after the date of the notice). Upon the date therein specified, unless the Event of Default for which the termination is effected has been cured by Tenant, Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises by process of law and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and in the event of such termination of this Lease, Landlord may recover from Tenant the following:

          (A) the worth at the time of award of any unpaid Basic Rent, Additional Rent and all other sums required to be paid by Tenant to and including the date of such termination; plus
          (B) the worth at the time of award of the amount by which the unpaid Basic Rent, Additional Rent and all other sums required to be paid by Tenant which would have been earned after termination until the time of award exceeds the amount of such rental loss that could have been reasonably avoided; plus
          (C) the worth at the time of award of the amount by which the unpaid Basic Rent, Additional Rent and all other sums required to be paid by Tenant for the balance of the Term after the time of award exceeds the amount of such rental loss that could have been reasonably avoided; plus
          (D) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Leased Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and
          (E) all reasonable costs and expenses of collection, including reasonable attorneys’ fees.
As used in subparagraphs (A), (B) and (C) above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate on all overdue amounts due Landlord, but in no case greater than the maximum amount of such interest permitted by law. As used in subparagraph (C) above, the “worth at the time of award” shall be computed by discounting the amounts described in subparagraph (C) at an annual discount rate of 7%.
          (c) At any time after such expiration or sooner termination of this Lease pursuant to Paragraph 19 or pursuant to Law or if Landlord shall have reentered the Leased Premises, as the case may be, whether or not Landlord shall have recovered any amounts under Paragraph 19(b)(iii) or 19(b)(vi), Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as the entire damages for Tenant’s default, the amount by which the Basic Rent, and all Additional Rent reserved hereunder for the unexpired portion of the Term demised herein (without giving effect to any future Renewal Term) as if the Lease had not expired or been terminated exceeds the then fair and reasonable rental value of the Leased Premises for the same period, discounted to present worth at the annual rate of seven percent (7%), minus any such monthly deficiencies previously recovered from Tenant under Paragraph 19(b)(iii) if applicable to such period, plus interest on the amount owing from time to time at the Default Rate until paid.

          (d) If any Law governing a proceeding in which the damages provided for in Paragraph 19(c) are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such Law.
     20. Additional Rights of Landlord and Tenant.
          (a) No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease. No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.
          (b) Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof.
          (c) Landlord hereby waives any right to distrain or levy upon Trade Fixtures or any property of Tenant and any Landlord’s lien or similar lien upon Trade Fixtures and any other property of Tenant regardless of whether such lien is created or otherwise. Landlord agrees at the request of Tenant, to execute a waiver of any Landlord’s or similar lien for the benefit of any present or future holder of a security interest in or lessor of any of Trade Fixtures or any other personal property of Tenant.
          (d) Landlord acknowledges and agrees in the future to acknowledge (in a written form reasonably satisfactory to Tenant) to such persons and entities at such times and for such purposes as Tenant may reasonably request that the Trade Fixtures are Tenant’s property and not part of the Improvements (regardless of whether or to what extent such Trade Fixtures are affixed to the Improvements) or otherwise subject to the terms of this Lease.
          (e) Each of Tenant and Landlord (herein called “Paying Party”) agrees to pay to the other party (herein called “Demanding Party”) any and all reasonable costs and expenses incurred by the Demanding Party in connection with any litigation or other action instituted by the Demanding Party to enforce the obligations of the Paying Party under this Lease, to the extent that the Demanding Party has prevailed in any such litigation or other action. Any amount payable by Tenant to Landlord pursuant to this Paragraph 20(e) shall be due and payable by Tenant to Landlord as Additional Rent. No sum payable by Landlord to Tenant under this subparagraph will be payable or recoverable from any sums pledged or assigned (or intended to have been pledged or assigned) by Landlord to Lender, Tenant’s right to recover such sums from Landlord being subordinate to the rights of Lender, such sums only being recoverable after payment to Lender in full of the Loan as constituted on the date hereof. As used in this Paragraph, “costs and expenses” shall include, without limitation, reasonable attorneys’ fees at trial, on appeal and on any petition for review, and in any proceeding in bankruptcy, in addition to all other sums provided by Law.

     21. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease (collectively “Notice” or “Notices”) shall be in writing and shall be deemed to have been given for all purposes (i) three (3) days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, or (ii) one (1) day after having been sent by Federal Express, United Parcel or other nationally recognized air courier service.
     To the Addresses stated below:

If to Landlord:

BPVisalia LLC
c/o GE Commercial Finance Business Property
Corporation
Suite 500, 10900 NE 4th Street
Bellevue, WA 98004
Attn: Structured Real Estate

With a copy to:

GE Commercial Finance Business Property Corporation
Suite 500, 10900 NE 4th Street
Bellevue, WA 98004
Attn: Bill Moore, Esq., General Counsel

If to Tenant:

c/o Jo-Ann Stores, Inc.
5555 Darrow Road
Hudson, OH 44236
Attn: General Counsel

With a copy to:

Vice President, Transportation and Logistics and
Treasurer
If any Lender shall have advised Tenant by Notice in the manner aforesaid that it is the holder of a Mortgage and states in said Notice its address for the receipt of Notices, then simultaneously with the giving of any Notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid. For the purposes of this Paragraph 21, any party may substitute its address by giving fifteen days’ notice to the other party in the manner provided above. Any Notice may be given on behalf of any party by its counsel.

     22. Estoppel Certificates. Landlord and Tenant shall at any time and from time to time, upon not less than twenty days’ prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent, payable hereunder has been paid, (iii) that to the knowledge of the signer of such certificate no default by either Landlord or Tenant exists hereunder or specifying each such default of which the signer may have knowledge, (iv) the remaining Term hereof, (v) with respect to a certificate signed on behalf of Tenant, that to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said signer’s knowledge, specifying and describing the same , and (vi) such other matters as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by Lender, the recipient of such statements or their assignees or by any prospective purchaser, assignee or subtenant of the Leased Premises.
     23. Surrender and Holding Over.
          (a) Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except as to any portion thereof with respect to which this Lease has previously terminated) to Landlord. Tenant may remove from the Leased Premises on or prior to such expiration or earlier termination the Trade Fixtures and personal property which is owned by Tenant, and Tenant at its expense shall, on or prior to such expiration or earlier Termination, repair any damage caused by such removal. Trade Fixtures and personal property not so removed at the end of the Term or within thirty days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.
          (b) Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the Term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred twenty-five percent (125%) of the Basic Rent reserved herein, and upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over without Landlord’s consent shall entitle Landlord, in addition to collecting Basic Rent at a rate of one hundred twenty-five percent (125%) thereof, to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 19 (b). Nothing contained in this Paragraph 23(b) shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Leased Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Paragraph 23(b) shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

     24. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased Premises or any other leasehold interest therein or any interest in such fee estate or ownership or leasehold estate. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or other leasehold interest thereunder or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.
     25. Definition of Landlord.
          (a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord’s interest in the Leased Premises and shall not be enforced against the Landlord individually or personally or against any officer, director, member, shareholder or partner of Landlord.
          (b) The term “Landlord” as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises or holder of the Mortgage in possession at the time in question of the Leased Premises and in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.
     26. Hazardous Substances.
          (a) Tenant agrees that it will not on, about, or under the Leased Premises, make, release, treat or dispose of any “hazardous substances” as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, and the rules and regulations promulgated pursuant thereto, as from time to time amended, 42 U.S.C. § 9601 et seq. (the “Act”); but the foregoing shall not prevent the use of any hazardous substances in accordance with applicable Laws and regulations. Tenant represents and warrants that it will at all times comply with the Act and any other federal, state or local Laws, rules or regulations governing “Hazardous Materials”. “Hazardous Materials” as used herein shall mean all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials and/or products, urea formaldehyde, or any substances which are classified as “hazardous” or “toxic” under the Act; hazardous waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C. § 6901 et seq.; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C. § 1251, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. § 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et Seq., any substance listed in the United States Department of Transportation Table at 45 CFR 172.101; any chemicals included in regulations promulgated under the above listed statutes; any explosives, radioactive material, and any chemical or other substance regulated by federal, state or local statutes similar to the federal statutes listed above and regulations promulgated under such federal, state or local statutes. As defined in Paragraph 26(a), Hazardous Materials shall also include all substances identified as hazardous or toxic under the California Health & Safety Code (“H&S Code”) Section 25100, et seq. (Hazardous Waste Control); H&S Code Section 25300, et seq. (the Hazardous Substance Account Act); H&S Code Section 25404 et seq. (Unified Hazardous Waste and Hazardous Materials Management Regulatory Program); H&S Code Section 25531 et seq. (Hazardous Materials Management); H&S Code Section 18901 et seq. (California Building Standards); California Water Code Section 13000, et seq. (the Porter-Cologne Water Quality Control Act); California H&S Code Section 26100, et seq.(Toxic Mode Protection Act of 2001); and H&S Code Section 25915 et seq. (Asbestos Notification).
          (b) To the extent required by the Act and/or any federal, state or local Laws, rules or regulations governing Hazardous Materials, Tenant shall remove any hazardous substances (as defined in the Act) and Hazardous Materials (as defined above) whether now or hereafter existing on the Leased Premises and whether or not arising out of or in any manner connected with Tenant’s occupancy of the Leased Premises during the Term. In addition to, and without limiting Paragraph 10 of this Lease Tenant shall and hereby does agree to defend, indemnify and hold Lender and Landlord, their officers, directors, shareholders, partners, beneficial owners, trustees, members, managers and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable attorneys’ fees and costs of litigation, arising out of or in any manner connected with (i) the violation of any applicable federal, state or local environmental Law with respect to the Leased Premises or Tenant’s or any other person’s or entity’s prior ownership of the Leased Premises; (ii) the “release” or “threatened release” of or failure to remove, as required by this Paragraph 26, “hazardous substances” (as defined in the Act) and Hazardous Materials (as defined above) at or from the Leased Premises or any portion or portions thereof, including any past or current release and any release or threatened release during the initial term and any extension or Renewal Term whether or not arising out of or in any manner connected with Tenant’s occupancy of the Leased Premises during the initial term or any extension or Renewal Term. Claims may be asserted under this indemnification after the expiration or termination of this Lease, so long as the claim arose due to an act or omission occurring prior to the expiration or termination of this Lease.
          (c) The Tenant agrees that it will not install any underground storage tank at the Leased Premises without specific, prior written approval from the Landlord and Lender. The Tenant agrees that it will not store combustible or flammable materials on the Leased Premises in violation of the Act or any other federal, state or local Laws, rules or regulations governing Hazardous Materials.
     27. Entry by Landlord. Landlord and its authorized representatives shall have the right upon reasonable notice (which shall be not less than five (5) days except in the case of emergency) to enter the Leased Premises at all reasonable business hours (and at all other times in the event of an emergency): (a) for the purpose of inspecting the same or for the purpose of doing any work under Paragraph 11(c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), and (b) for the purpose of showing the Leased Premises to prospective purchasers and mortgagees and, at any time within six (6) months prior to the expiration of the Term of this Lease for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant’s business operation.
     28. Statements. Tenant shall submit to Landlord and Lender, when filed with the Securities and Exchange Commission, copies of the Forms 10Q and 10K of Guarantor. If at any time Guarantor is no longer a public company, Tenant shall submit to Landlord and Lender or their designee (a) any financial statements of Guarantor which are provided by Guarantor to its lenders, and (b) the annual audited financial report and quarterly unaudited financial reports within one hundred twenty (120) days following the close of each fiscal year (in the case of annual reports) or fiscal quarter (in the case of quarterly reports) of Guarantor. If Guarantor shall have been released from liability hereunder, then the then Tenant hereunder (or the guarantor of its obligations hereunder, if any) shall provide to Landlord an annual audited financial report and quarterly unaudited financial reports (including, income and expense statement and balance sheet) within one hundred twenty (120) days following the close of the quarterly or annual (as the case may be) fiscal period in question. Notwithstanding the foregoing, neither Tenant nor Guarantor nor any successor Tenant or guarantor, if any shall be required to submit such statements if on the applicable delivery date thereof such statements shall be available on EDGAR, or any successor to EDGAR.
     29. No Usury. The intention of the parties being to conform strictly to the applicable usury laws, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.
     30. Separability. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.
     31. Miscellaneous.
          (a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

          (b) As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) “including” shall mean “including but not limited to”; (ii) “provisions” shall mean “provisions, terms, agreements, covenants and/or conditions”; (iii) “lien” shall mean “lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust”; and (iv) “obligation” shall mean “obligation, duty, agreement, liability, covenant or condition”.
          (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease shall be performed at Tenant’s sole cost and expense.
          (d) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.
          (e) The covenants of this Lease shall run with the Land and bind Tenant, the successors and assigns of Tenant and all present and subsequent subtenants of and holders of encumbrances upon any of the Leased Premises, and shall inure to the benefit of and bind Landlord, its successors and assigns.
          (f) This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.
          (g) This Lease shall be governed by and construed according to the laws of the State in which the Leased Premises is located.
          (h) Wherever the consent or approval of Landlord is required hereunder, Landlord agrees that it will not unreasonably withhold or delay such consent or approval.
     32. Additional Rent. The term “Additional Rent” as used herein includes all amounts, costs, expenses, liabilities and obligations (including but not limited to Tenant’s obligation to pay any Net Awards or Purchase Price hereunder) which Tenant is required to pay pursuant to the terms of this Lease other than Basic Rent.
     33. Right of First Refusal. Except in transactions memorialized by an executed agreement of purchase and sale prior to the end of the eighteenth month following the Commencement Date, Landlord shall not sell or convey or agree to sell or convey the Leased Premises or any part thereof without first having complied with the requirements of this Paragraph 33. If after the end of the eighteenth month following the Commencement Date, Landlord shall desire to sell or convey all or any portion or portions of the Leased Premises, Landlord shall obtain from a third party a bona fide arms’ length written offer (the “Offer”), acceptable to Landlord, to purchase all or such portion of the Leased Premises; and Landlord shall submit a written copy of the Offer to Tenant and shall give Tenant fifteen (15) calendar days within which to elect to purchase the portion of the Leased Premises which is the subject of the Offer (herein called the “Subject Premises”) on the precise terms and conditions of the Offer (except that if the Offer shall be in whole or in part for consideration other than cash, Tenant shall have the right to pay in cash the fair market value of such non-cash consideration). If Tenant elects to so purchase the Subject Premises, Tenant shall give to Landlord written notice thereof (“Acceptance Notice”) and closing shall be held within thirty (30) days after the date of the Acceptance Notice, whereupon Landlord shall convey the Subject Premises to Tenant. At closing Landlord shall deliver to Tenant a special warranty deed (or local equivalent) as to the Subject Premises, sufficient to convey to Tenant fee simple title to the Subject Premises free and clear of all liens, restrictions and encumbrances, except for the Permitted Encumbrances, liens or encumbrances created, suffered or consented to in writing by Tenant or arising by reason of the failure of Tenant to have observed or performed any term, covenant or agreement herein to be observed or performed by Tenant, the lien of any Impositions then affecting the Leased Premises, this Lease and, if the Subject Premises are to be conveyed subject to the outstanding balance of the Loan, the Mortgage and all other Loan documents. This right of first refusal shall continue as to all portions of the Leased Premises until such time as such portions shall have been sold by Landlord to the party making the Offer or its assignee(s); provided, however, this right of first refusal shall not be transferable by Tenant other than to an affiliate of Tenant that becomes the tenant hereunder. In the event Tenant shall elect not to so purchase the Subject Premises, Landlord may thereafter sell the Subject Premises which are the subject of the Offer only to the party making the Offer or its assignee(s) and only in accordance with the terms thereof, unless a further Offer is submitted to Tenant in accordance with this Paragraph 33 (except that Landlord may negotiate a five percent (5%) price reduction from that set forth in the Offer and an extension of the closing date by six (6) months from that set forth in the Offer without having to re-offer the Leased Premises to Tenant). To prevent Landlord from defeating the rights of Tenant under this Paragraph 33, Landlord agrees that Landlord will at no time following the eighteenth month following the Commencement Date accept an offer to purchase all or any portion of the Leased Premises together with any other property (except other property which is leased to Tenant or an affiliate of Tenant) unless a separate purchase price is specified for the Leased Premises which bears the same relationship to the total purchase price in such offer as the fair market value of the Leased Premises bears to the fair market value of all property included in such offer and such offer is otherwise structured so that Tenant may accept as to the Leased Premises only. In no event shall the provisions of this Paragraph 33 or the rights and privileges of Tenant under this Paragraph 33 be construed as limiting in any manner any other rights granted elsewhere in this Lease Agreement to Tenant. Notwithstanding anything to the contrary herein, the provisions of this Paragraph 33 shall not apply to (i) any sale or conveyance of the Leased Premises in foreclosure, trustee’s sale, (or similar proceeding) of a bona-fide mortgage or deed of trust or to any conveyance in lieu of foreclosure or in lieu of trustee’s sale of such a mortgage or deed of trust or to any other succession of Lender or its designee to ownership or transfer after foreclosure or deed-in-lieu to any affiliate of Lender, (ii) any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the beneficial ownership interest, membership interest or other equity interest in Landlord, or the change of the trustee, manager or other controlling person of the Landlord or (iii) any mortgage, pledge or encumbrance of Landlord’s fee interest in the Leased Premises.
     If Landlord shall obtain an Offer with respect to a sale or conveyance of all or any portion of the Leased Premises, and sells the Leased Premises (to Tenant or anyone else) Tenant hereby acknowledges and consents as follows: (i) any such sale or conveyance during any period in which the Loan may not be prepaid or defeased, as the case may be, shall be subject to the outstanding balance of the Loan, and, if Tenant shall be entitled to, and shall, exercise its rights under this Paragraph 33, the Loan, Note, Mortgage and other Loan documents will be assumed by Tenant, and the lien of the Mortgage may not be released during such period; (ii) such sale shall be in accordance with and subject to the terms and provisions of the Note and Mortgage, whether such purchase contemplates the purchase of the Leased Premises subject to the lien of the Mortgage or for a release of the lien of the Mortgage; and (iii) if the lien of the Mortgage is not released in connection with such sale of the Leased Premises, and if Tenant acquires the Leased Premises, no merger of title shall occur and this Lease and the Guaranty of this Lease will remain in full force and effect in accordance with their terms.
     If Tenant shall have agreed to purchase the Subject Premises pursuant to an Offer under which the third party offeror was to acquire the Subject Premises under and subject to the lien of the Mortgage, and if such purchase by Tenant of the Subject Premises shall occur at a time when the Loan may be prepaid or defeased, as the case may be, Tenant may purchase the Subject Premises for cash free and clear of the Mortgage but only if (i) the cash portion of the Offer is increased by an amount equal to the principal and interest secured by the Mortgage, and (ii) Tenant pays (in addition to the purchase price) all prepayment premiums or defeasance deposits, yield maintenance amounts, satisfaction fees and other sums which become owing as a result of such prepayment or defeasance, as the case may be; all to the end and effect that Landlord will net the same amount as Landlord would have netted had the Subject Premises been sold under and subject to the lien of the Mortgage, pursuant to the Offer.
     The rights and obligations of this Section 33 apply only to the original Tenant under this Lease and any affiliate of Tenant that becomes tenant hereunder and any attempted assignment or transfer by the original Tenant shall be void and of no force or effect.
     34. Disclaimer. For avoidance of doubt, the parties hereby confirm that Tenant has no duty to occupy the Leased Premises or to operate any business in the Leased Premises, and that there is no restriction under this Lease on the location of places of business by Tenant, its sublessors, assigns or subtenants, even if such a place or places of business compete with a business operated in the Leased Premises. Notwithstanding the foregoing, Tenant agrees to comply with all of its Obligations hereunder during the entire Lease Term.
     35. Lease Characterization.
          (a) Landlord and Tenant intend that:
              (i) this Lease constitutes a lease of all, of the Leased Premises and the Landlord and Tenant have executed and delivered this Lease with the understanding that this Lease constitutes a unitary, unseverable instrument pertaining to all of the Leased Premises, and that neither this Lease nor the duties, obligations or rights of Tenant may be allocated or otherwise divided among the Leased Premises by Tenant;
              (ii) this Lease is a “true lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security instrument or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and

              (iii) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Landlord and Tenant and has been entered into by both parties in reliance upon the economic and legal bargains contained herein.
          (b) Landlord and Tenant acknowledge and agree that the Term is less than the remaining economic life of the Leased Premises.
          (c) Tenant waives any claim or defense based upon the characterization of this Lease as anything other than a true lease and irrevocably waives any claim or defense which asserts that this Lease is anything other than a true lease. Tenant covenants and agrees that it will not assert that this Lease is anything but a true lease. Tenant stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Leased Premises as a true lease. Tenant shall support the intent of the parties that the lease of the Leased Premises pursuant to this Lease is a true lease, if, and to the extent that, any challenge occurs.
          (d) Tenant represents and warrants to Landlord that (i) the Basic Rent reflects the rent determined by Landlord and Tenant in bona fide arms’ length negotiations for the use of the Leased Premises and was agreed to by Landlord and Tenant on that basis, and (ii) the execution, delivery and performance by Tenant of this Lease does not constitute a transfer of all or any part of the Premises (other than the leasehold created hereunder).
          (e) The expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and stipulations set forth in this Paragraph are a material inducement to Landlord entering into this Lease.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK;
EXECUTION PAGE FOLLOWS]

     IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

TENANT:

JO-ANN STORES SUPPLY CHAIN
MANAGEMENT, INC.

	By:	/s/ James C. Kerr
Name: James C. Kerr
Title: Vice President

(Corporate Seal)	Attest:	/s/ Scott E. Roubic Name: Scott E. Roubic
Title:

LANDLORD:

BPVISALIA LLC

	By:	/s/ John Thornley
Name: John Thornley
Title: President

(Corporate Seal)	Attest:	/s/ Jorge Florez
Name: Jorge Florez
Title: Vice President
[EXECUTION PAGE OF LEASE AGREEMENT]

EXHIBIT A
Premises
PARCEL NO. 1 OF PARCEL MAP NO. 4443, IN THE CITY OF VISALIA, COUNTY OF TULARE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 45, PAGE 48 OF PARCEL MAPS, TULARE COUNTY RECORDS.
EXCEPTING THEREFROM THAT PORTION THEREOF CONVEYED TO CITY OF VISALIA, A MUNICIPAL CORPORATION, BY DEED RECORDED FEBRUARY 23, 2001, AS INSTRUMENT NO. 01-5809, OFFICIAL RECORDS.
APN: 077-360-006

EXHIBIT B
Basic Rent Schedule
Number of Consecutive Renewal Terms: Eight (8)
Duration of each Renewal Term: Five (5) Years
1. During Lease Years 1 through 5, the Basic Rent per Lease Year shall be $1,775,000.00. On the first day of each of the 6th, 11th, 16th, 21st, 26th, 31st, 36th, 41st, 46th, 51st and 56th anniversary of the first Lease Year Commencement Date, Basic Rent shall increase to one hundred six percent (106%) of the Basic Rent in the preceding period.
2. (a) In the 41st Lease Year (which is the first year of the fifth Renewal Term), Basic Rent shall be adjusted to fair market rent (“Fair Market Rent”) as of the commencement of such Renewal Term and determined in accordance with this Paragraph 2. The Fair Market Rent shall be deemed to be equal to 106% of the Basic Rent applicable to the previous period unless Landlord or Tenant gives notice (“Appraisal Election Notice”) to the other of its election to have Fair Market Rent determined by appraisal under this Paragraph 2, which notice must be given at least 180 days (but not more than 365 days) before commencement of the Renewal Term in question and must be accompanied by a written appraisal setting forth fair market rent for the Leased Premises prepared by an appraiser who is both a member of the American Institute of Appraisers and actively engaged in the appraisal of real property in the area where the Leased Premises is located.
     (b) If one of the parties (the “Electing Party”) gives a timely Appraisal Election Notice in compliance with Paragraph 2(a) of this Exhibit B, then Fair Market Rent for such Renewal Term shall be deemed to be as set forth in the accompanying appraisal unless the other party (the “Non-electing Party”) gives the Electing Party written notice of its disapproval of Electing Party’s appraisal within sixty days after receipt of Electing Party’s appraisal, which notice must also be accompanied by a written appraisal complying with Paragraph 2(a) of this Exhibit B. If the Non-electing Party gives timely notice of its disapproval of Electing Party’s appraisal, Landlord’s appraiser and Tenant’s appraiser shall jointly, within fifteen days after delivery of Non-electing Party’s appraisal, choose a third appraiser who is a member of the American Institute of Appraisers who shall, within twenty days after appointment, choose one of the two appraised values as the Fair Market Rent, which determination shall be binding upon both Tenant and Landlord. Except as provided in Paragraph 2(c) of this Exhibit B, each party shall bear the fees and expenses of its own appraiser, and the fees and expenses of the third appraiser shall be borne by the party whose appraisal was not chosen by the third appraiser.
     (c) Notwithstanding anything to the contrary herein, Tenant may cancel any of the last four Renewal Terms by giving a Renewal Term Cancellation Notice on or before the date which is ten business days after determination of Fair Market Rent for such Renewal Term under this Paragraph 2. If Tenant cancels one of the last four Renewal Terms, Tenant shall bear the fees and expenses of all appraisers rendering appraisals under this Paragraph 2 in connection with the Renewal Term so cancelled. Upon the giving of a Renewal Term Cancellation Notice this Lease and the Term shall terminate and come to an end as of the later of (i) the one hundred eightieth (180th) day following the giving of the Renewal Term Cancellation Notice, or (ii) the last day of the then current Term (and if the effect of this sentence is to extend the Term it shall be so extended on the terms and conditions and for the Rent specified herein for the Renewal Term so cancelled).

EXHIBIT C
13(a) MINIMUM TO LANDLORD
$27,500,000

EXHIBIT D
INSURANCE REQUIREMENTS
NAME OF INSURED: (Tenant)
INSURED MAILING ADDRESS:
PROPERTY ADDRESS(s):
ADDITIONAL INSURED: BPVisalia LLC, c/o GE Commercial Finance Business Property Corporation, its Successors and Assigns 10900 N.E. 4th Street, Suite 500 Bellevue, WA 98004
LEASE NO.:
INSURANCE REQUIREMENTS:
HAZARD INSURANCE:
Evidenced on Form Acord 28 — Evidence of Insurance, naming BPVISALIA LLC, its Successors and/or Assigns, as Additional Insured as respects the subject property.
Perils: All Risk/ Special Form, Wind Damage, Business Interruption, Boiler and Machinery, and if applicable, Flood and Earthquake Insurance.
Values: 100% Replacement cost value of property/Limit of $1,000,000 deductible
Endorsements Required:
▪	Replacement Cost endorsements

▪	List of Locations and Schedule of Values, if Blanket Policy

▪	30 Days Notice of Cancellation

▪	Statement of “No Co-Insurance”
Co-insurance will not be accepted as a condition of any insurance provided.
Loss of Rents/Business Interruption for 12 months (or in an amount equivalent to at least 12 mos. rent) is required.
Boiler and Machinery Coverage will be required.
Sinkhole coverage will be required for all properties located in Florida.
LIABILITY:
Coverage to be On Occurrence basis only.
Certificate of Insurance, showing commercial general liability on an Occurrence Basis, in an amount not less than $5,000,000 (per occurrence) to include
Bodily injury and property damage liability (primary and excess umbrella acceptable to satisfy limits).

BPVisalia LLC, its Successors and/or Assigns is to be named Additional Insured as respects this property with issuance of an additional insured endorsement.
SPECIAL INSTRUCTIONS
BPVisalia LLC is to be provided with an Evidence of Insurance and a Certificate of Insurance from an insurance company having a Best’s Rating of A-/IX or better and be licensed in the state in which the property is located for, respectively, hazard and liability coverage and must be executed by the insurance company or its authorized agent. The evidence and certificate must itemize the above coverage and endorsements.

EXHIBIT E
SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT
               This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) is as of the                      day of                     , 20___, between CWCapital LLC (“Lender”) and Jo-Ann Stores Supply Chain Management, Inc. (“Tenant”).
RECITALS
     A. Tenant is the tenant under a certain lease (the “Lease”), dated as of October 19, 2006, with BPVisalia LLC, a Delaware limited liability company (“Landlord”), of premises described in the Lease (the “Premises”) as more particularly described in Exhibit A hereto.
     B. This Agreement is being entered into in connection with a certain loan (the “Loan”) which Lender has made to Landlord, and secured, in part, by a Deed of Trust, Assignment of Leases and Rents and Security Agreement on the Premises (the “Deed of Trust “) dated as of                                         , 20___ and an Assignment of Leases and Rents dated as of                                         , 20___ (the “Assignment”; the Deed of Trust, the Assignment and the other documents executed and delivered in connection with the Loan are hereinafter collectively referred to as the “Loan Documents”).
AGREEMENT
          For mutual consideration, including the mutual covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Tenant agrees that the Lease and all terms and conditions contained therein and all rights, options, liens and charges created thereby is and shall be subject and subordinate in all respects to the Loan Documents and to all present or future advances under the obligations secured thereby and all renewals, amendments, modifications, consolidations, replacements and extensions of secured obligations and the Loan Documents, to the full extent of all amounts secured by the Loan Documents from time to time. Lender consents to the Lease and the provisions thereof.
          2. Lender agrees that, if Lender exercises any of its rights under the Loan Documents such that it becomes the owner of the Premises, including but not limited to an entry by Lender pursuant to the Deed of Trust, a foreclosure of the Deed of Trust, a power of sale under the Deed of Trust or otherwise: (a) the Lease shall continue in full force and effect as a direct lease between Lender and Tenant, and subject to all the terms, covenants and conditions of the Lease, and (b) Lender shall not disturb Tenant’s right of quiet possession of the Premises under the terms of the Lease so long as Tenant is not in default beyond any applicable grace period of any term, covenant or condition of the Lease.

          3. Tenant agrees that, in the event of a exercise of the power of sale or foreclosure of the Deed of Trust by Lender or the acceptance of a deed in lieu of foreclosure by Lender or any other succession of Lender to ownership of the Premises, Tenant will attorn to and recognize Lender as its landlord under the Lease for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease, and Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease.
          4. Tenant agrees that, in the event Lender succeeds to the interest of Landlord under the Lease, Lender shall not be:
          (a) liable in any way for any act, omission, neglect or default of any prior Landlord (including, without limitation, the then defaulting Landlord), or
          (b) subject to any claim, defense, counterclaim or offsets which Tenant may have against any prior Landlord (including, without limitation, the then defaulting Landlord), or
          (c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under the Lease to any prior Landlord (including, without limitation, the then defaulting Landlord), or
          (d) bound by any obligation to make any payment to Tenant which was required to be made prior to the time Lender succeeded to any prior Landlord’s interest, or
          (e) accountable for any monies deposited with any prior Landlord (including security deposits), except to the extent such monies are actually received by Lender, or
          (f) bound by any amendment or modification of the Lease made without the written consent of Lender which consent will not be unreasonably withheld or delayed, and which consent will be deemed given if Lender fails to respond to a request for consent within 30 days after notice to Lender and receipt by Lender of all information reasonably necessary and/or reasonably requested by Lender to evaluate the request which must be sent in accordance with Section 8 below.
          Nothing contained herein shall prevent Lender from naming Tenant in any foreclosure or other action or proceeding initiated in order for Lender to avail itself of and complete any such foreclosure or other remedy, subject, however, in all cases to the provisions of Section 2 above.
          Notwithstanding anything to the contrary, in the event of any casualty or condemnation (eminent domain), Lender must permit the insurance proceeds or the condemnation award, as the case may be, to be used for any restoration and repair as required by the Lease.
          5. Tenant hereby agrees to give to Lender copies of all notices of Landlord default(s) under the Lease in the same manner as, and whenever, Tenant shall give any such notice of default to Landlord and no such notice of default shall be deemed given to Landlord unless and until a copy of such notice shall have been so delivered to Lender. Lender shall have the right but no obligation to remedy any landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants Lender, in addition the period given to Landlord for remedying defaults, an additional 30 days to remedy, or cause to be remedied, any such default. Tenant shall accept performance by Lender of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as Lender, in good faith, shall have commenced to cure such default within the above reference time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by Lender, as long as Lender, in good faith, shall have notified Tenant that Lender intends to institute proceedings under the Loan Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence; provided, however, that in no event will the time to cure such default exceed 90 days. In the event of the termination of the Lease by reason of any default thereunder by Landlord, upon Lender’s written request, given within thirty (30) days after any such termination, Tenant, within thirty (30) days after receipt of such request, shall execute and deliver to Lender or its designee or nominee a new lease of the Premises for the remainder of the term of the Lease upon all of the terms, covenants and conditions of the Lease. Neither Lender nor its designee or nominee shall become liable under the Lease unless and until Lender or its designee or nominee becomes, and then only with respect to periods in which Lender or its designee or nominee remains, the owner of the Premises. In no event shall Lender have any personal liability as successor to Landlord and Tenant shall look only to the estate and property of Lender in the Premises for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by Lender as Landlord under the Lease, and no other property or assets of Lender shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease. Lender shall have the right, without Tenant’s consent, to foreclose the Deed of Trust or to accept a deed in lieu of foreclosure of the Deed of Trust or to exercise any other remedies under the Loan Documents.
          6. Tenant has no knowledge of any prior assignment or pledge of the rents accruing under the Lease by Landlord. Tenant hereby acknowledges the making of the Assignment from Landlord to Lender in connection with the Loan. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Lender solely as security for the purposes specified in the Assignment, and Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of the Assignment or by any subsequent receipt or collection of rents thereunder, unless Lender shall specifically undertake such liability in writing and is obligated to take on such duty, liability or obligation pursuant to the terms of this Agreement and/or Lease.
          In the event Tenant receives written notice from Lender that rents and/or other monies due under the Lease are to be paid to Lender, Tenant shall pay to Lender, or as otherwise directed by Lender, by check made payable solely to Lender or as directed by Lender, all rents and other monies due or to become due under the Lease, and Landlord hereby expressly authorizes Tenant to make such payments to Lender, or as otherwise directed by Lender, and Landlord hereby releases and discharges Tenant of and from any liability to Landlord on account of any such payments. If such notice is received by Tenant at least seven (7) days before a regularly scheduled payment from Tenant to Landlord, then should Tenant fail to make payment as directed by Lender after receipt of any such notice from Lender, Tenant shall remain liable to Lender for all amounts so paid after receipt of such notice and such payments shall not be applied as payments by Tenant under the Lease.

          7. If Tenant is a corporation, each individual executing this Agreement on behalf of said corporation represents and warrants that s/he is duly authorized to execute and deliver this Agreement on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Agreement is binding upon said corporation in accordance with its terms. If Landlord is a partnership or limited liability company, each individual executing this Agreement on behalf of said partnership or limited liability company represents and warrants the s/he is duly authorized to execute and deliver this Agreement on behalf of said partnership or limited liability company in accordance with the partnership agreement for the partnership or operating agreement for the limited liability company.
          8. Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via recognized commercial courier service providing for a receipt, addressed to Tenant or Lender, as the case may be at the following addresses:

If to Tenant:	Jo-Ann Stores Supply Chain Management, Inc.
Attn: General Counsel
5555 Darrow Road
Hudson, OH 44236

with a copy to:	Jo-Ann Stores Supply Chain Management, Inc.
Attn: Treasurer
5555 Darrow Road
Hudson, OH 44236

If to Lender:	CWCapital LLC
One Charles River Place
63 Kendrick Street
Needham, Massachusetts 02494
Attention: Gardner Hall
Re: [Name of Deal]
Telecopier: (781) 707-9397

with copies to:	CWCapital LLC
One Charles River Place
63 Kendrick Street
Needham, Massachusetts 02494
Attn: Servicing Department
Telecopier: (781) 707-9397
or any successor servicer appointed by Lender
          9. The term “Lender” as used herein includes any successor or assign of the named Lender herein, including without limitation, any co-lender at the time of making the Loan, any purchaser at a foreclosure sale and any transferee pursuant to a deed in lieu of foreclosure, and their successors and assigns, and the term “Tenant” as used herein includes any successor and assign of the named Tenant herein.

          10. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.
          11. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.
          12. This Agreement shall be construed in accordance with the laws of the State where the Premises is located.
          13. This Subordination Agreement shall not be effective against Tenant unless and until Tenant has received a fully executed copy of this Subordination Agreement signed by all parties.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK;
EXECUTION PAGE FOLLOWS]

     Witness the execution hereof as of the date first above written.

CWCAPITAL LLC

By:

Name:

Title:

JO-ANN STORES SUPPLY CHAIN MANAGEMENT, INC.

By:

Name:

Title:

Acknowledged by:

BPVISALIA LLC

By:

Print:

Its:

[Insert appropriate notary acknowledgments]

EXHIBIT A
Premises
PARCEL NO. 1 OF PARCEL MAP NO. 4443, IN THE CITY OF VISALIA, COUNTY OF TULARE, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 45, PAGE 48 OF PARCEL MAPS, TULARE COUNTY RECORDS.
EXCEPTING THEREFROM THAT PORTION THEREOF CONVEYED TO CITY OF VISALIA, A MUNICIPAL CORPORATION, BY DEED RECORDED FEBRUARY 23, 2001, AS INSTRUMENT NO. 01-5809, OFFICIAL RECORDS.
APN: 077-360-006